Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-124930 on Form S-4 of our report dated March 28, 2003 relating to the financial statements of Level 8 Systems, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Proxy Statement, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Proxy Statement.

/s/ Deloitte & Touche LLP
Raleigh, North Carolina
December 7, 2005